PARENT GUARANTEE

PARENT GUARANTEE, dated as of September 19, 2008 (this “Guarantee”), made by each signatory hereto (each a “Guarantor”, collectively, the “Guarantors”), in favor of WILMINGTON TRUST COMPANY, as agent (together with its successors and assigns, in such capacity the “Agent”) for the Secured Parties as described and defined below.

RECITALS

WHEREAS, the Agent is party to that certain Master Repurchase Agreement, dated as of September 19, 2008, (as amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), between the Agent, as agent for Cedric LLC, as buyer (“Buyer”), and Taberna Loan Holdings I, L.L.C., as seller (the “Seller”); and

WHEREAS, each Guarantor owns directly or indirectly membership interests in the Seller, and the Guarantors will derive substantial direct or indirect benefit from the completion of the Transaction (as defined in the Master Repurchase Agreement); and

WHEREAS, it is a condition precedent to the obligation of Buyer to enter into the Master Repurchase Agreement that each Guarantor shall have executed and delivered this Guarantee to the Agent on behalf and for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agent to enter into the Master Repurchase Agreement, the Guarantors hereby agree with the Agent, on behalf and for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms; and the following terms shall have the following meanings:

“Buyer”: as defined in the Recitals hereto.

“Cedric”: Cedric LLC.

“Master Repurchase Agreement”: as defined in the Recitals hereto.

“Obligations”: all obligations and liabilities of the Seller to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Master Repurchase Agreement or any Transaction or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

“Secured Parties”: collectively, Cedric and the Agent.

“Seller”: as defined in the Recitals hereto.

“Transaction”: as defined in the Recitals hereto.

2. Guarantee.

(a) Each Guarantor hereby, unconditionally and irrevocably, guarantees to the Agent, on behalf and for the benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in the Master Repurchase Agreement to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all documented fees and disbursements of counsel) which may be paid or incurred by the Agent or any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Master Repurchase Agreement shall have expired or been terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Secured Party hereunder.

(e) No payment or payments made by the Seller, any Guarantor, any other guarantor or any other person or received or collected by the Agent or any Secured Party from the Seller, any Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments other than payments made by any Guarantor in respect of the Obligations or payments received or collected from any Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of each Guarantor hereunder until the Obligations are paid in full and the Master Repurchase Agreement shall have expired or been terminated.

(f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Secured Party on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

(g) Each Guarantor shall pay additional amounts to, and indemnify, the Secured Parties with respect to Taxes imposed on payments pursuant to this Guarantee to the same extent as the Seller would have paid the Secured Party with respect to amounts paid under Section 6 of Annex I of the Master Repurchase Agreement if the Guarantor were the Seller under the Master Repurchase Agreement.  For the avoidance of doubt, any such payments are in addition to each Guarantor’s obligation to pay any amounts required to be paid by the Seller to the Secured Party.

3. Right of Set-off. Each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time without notice to the Guarantors, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of any Guarantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of the Guarantors to such Secured Party hereunder and claims of every nature and description of such Secured Party against any Guarantor, in any currency, whether arising hereunder, under the Master Repurchase Agreement or otherwise, as such Secured Party may elect, whether or not the Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Secured Party shall notify the Guarantors promptly of any such set-off and the application made by the Agent or such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Secured Party may have.

4. No Subrogation. Notwithstanding any payment or payments made by a Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Secured Party against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by a Guarantor hereunder, until all amounts owing to the Agent and the Secured Parties by the Seller on account of the Obligations are paid in full and the Master Repurchase Agreement shall have expired or been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent and the Secured Parties may determine.

5. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Agent or any Secured Party may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Secured Party, and the Master Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Agent or any Secured Party to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve any Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Secured Party against such Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Seller and the Guarantors, on the one hand, and the Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or any Guarantor with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Master Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment of performance) which may at any time be available to or be asserted by the Seller against the Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Secured Party to pursue such other rights or remedies or to collect any payments from the Seller or any such other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Secured Parties against any Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Secured Parties, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Master Repurchase Agreement shall have expired or been terminated.

7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Not Affected by Bankruptcy. Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of the Lender’s rights which may occur in any bankruptcy or reorganization case or proceeding against the Seller, whether permanent or temporary, and whether or not assented to by the Lender, each Guarantor hereby agrees that the Guarantors shall be, jointly and severally, obligated hereunder to pay and perform the Obligations and discharge their other obligations in accordance with the terms of the Obligations and the terms of this Guarantee. Each Guarantor understands and acknowledges that, by virtue of this Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Seller. Without in any way limiting the generality of the foregoing, any subsequent modification of the Obligations in any reorganization case concerning the Seller shall not affect the obligation of any Guarantor to pay and perform the Obligations in accordance with the original terms thereof.

9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent specified in Annex II of the Master Repurchase Agreement.

10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

(a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

(b) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and has taken all necessary action to authorize its execution, delivery and performance of this Guarantee;

(c) this Guarantee has been duly executed and delivered on behalf of each Guarantor, and constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(d) the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of any Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of any Guarantor pursuant to any requirement of law or contractual obligation of such Guarantor;

(e) no consent or authorization of, filing with, notice to, or other act by or in respect of, any governmental authority or any other person (including, without limitation, any stockholder or creditor of any Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(f) except as disclosed in the Exchange Act Reports, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of each Guarantor, threatened by or against any Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby, or (ii) which could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;

(g) it has filed or caused to be timely filed all Tax returns required to be filed by it and has paid all Taxes (other than any amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of each Guarantor); no Tax lien has been filed, and no claim is being asserted, with respect to any such Tax, fee or other charge;

(i) (1) for its current “tax year” (as defined in the Code) is, and for all future tax years will be, organized in conformity with the requirements for qualification as a REIT, and its actual method of operations and its proposed method of operations will enable it to meet the requirements for qualification and taxation as a REIT, and (2) for all prior tax years qualified as, a REIT as defined in Section 856 of the Code and is and was entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims or claimed a deduction on its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by each Guarantor on the effective date of the Transaction under the Master Repurchase Agreement on and as of the effective date of such Transaction as though made hereunder on and as of such date.

11. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this guarantee shall, as between the Agent and the Secured Parties, be governed by the Master Repurchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

12. Notices. All notices, requests and demands to or upon the Agent or any Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Agent or any Secured Party, at its address or transmission number for notices provided in Annex II of the Master Repurchase Agreement; and

(b) if to any Guarantor, at its address or transmission number for notices set forth under its signature below.

The Agent, each Secured Party and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Integration. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Secured Party relative to the subject matter hereof not reflected herein.

15. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent, provided that any provision of this Guarantee may be waived by the Agent and the Secured Parties in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

(b) Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Party would otherwise have on any future occasion.

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Secured Parties and their successors and assigns.

18. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

19. Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a) agrees to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York;

(b) waives any objection on forum non conveniens and any objection to venue of any action instituted hereunder in any of the aforementioned courts and consents to the granting of such legal or equitable relieve as is deemed appropriate by such court;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Agent shall have been notified pursuant hereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

20. Acknowledgments. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

(b) neither the Agent nor any Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee, and the relationship between the Guarantors and the Seller, on one hand, and the Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors, the Seller and the Secured Parties.

21. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGE FOLLOWS]

RAIT FINANCIAL TRUST
By:	/s/ Jack E. Salmon

Name: Jack E. Salmon Title: CFO

Address for Notices:

2929 Arch Street

17th Floor

Philadelphia, PA 19104

Tel: (215) 243-9033

Fax: (215) 243-9064

Attention: Chief Legal Officer

TABERNA REALTY FINANCE TRUST
By:	/s/James J. Sebra

Name: James J. Sebra Title: SVP & CAO

Address for Notices:

2929 Arch Street

17th Floor

Philadelphia, PA 19104

Tel: (215) 243-9033

Fax: (215) 243-9064

Attention: Chief Legal Officer